UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 2, 1999

                       Commission file number 33-33042-NY


                            CORONADO INDUSTRIES, INC.
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                 (Name of small business issuer in its charter)


           Nevada                                       22-3161629
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


   16929 E. Enterprise Drive, Suite 202, Fountain Hills, AZ             85268
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(Address of Principal executive offices) (as of date of filing)       (Zip Code)


                    Issuer's telephone number (602) 837-6810
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ITEM 5. OTHER EVENTS.

         On March 2, 1999 Arizona Glaucoma Institute, Inc. ("AGI"), a wholly-owned subsidiary of Coronado Industries, Inc. (the "Registrant"), closed its glaucoma treatment center in Scottsdale, Arizona in order to move Dr. Leo Bores, the Medical Director of AGI to Registrant's headquarters.

         Dr. Bores' functions at the Registrant's headquarters will be to take the Registrant's patented PNT product and process through the final stages of FDA approval and to be the Registrant's spokesman to ophthalmologists on a world-wide basis, including the "Innovators" meeting at the American Society of Cataract and Refractive Surgeons convention in April 1999.

         Through its operations at AGI the Registrant was able to establish the safety and efficacy of its PNT treatment on over 150 glaucoma patients and also established Medicare payment for its PNT treatment in the Western Region of Medicare.

         The Registrant intends to use the equipment and furniture from the Scottsdale treatment center at its Clearwater, Florida treatment center, subject to obtaining sufficient financing to open the Clearwater facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Not Applicable.

     (b)  Pro forma financial information.

         Pro forma financial information concerning the impact of the closure of the Registrant's Scottsdale treatment center will be provided in the Registrant's Form 10-KSB for the year ended December 31, 1998 which will be filed with the Commission on or before March 31, 1999.

     (c)  Exhibits. Not Applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                      CORONADO INDUSTRIES, INC.





Date: March 16, 1999                   By: /s/ Gary R. Smith
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                                       Gary R. Smith, President (Chief
                                       Executive Officer) and Treasurer
                                       (Chief Financial and Accounting Officer)

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